Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-147925) pertaining to the 2006 Omnibus Equity Plan of Grubb & Ellis Company of our reports dated May 27, 2009, with respect to the consolidated financial statements and schedules of Grubb & Ellis Company, and the effectiveness of internal control over financial reporting of Grubb & Ellis Company, included in this Annual Report (Form 10-K/A) (Amendment No. 2) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
Irvine, California
November 18, 2009